Exhibit 10.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

among

HLEND CLO 2023-1, LLC,

as Issuer,

HPS CORPORATE LENDING FUND,

as EU/UK Retention Holder

and

BofA SECURITIES, INC.,

as Initial Purchaser

October 22, 2025

NOTE PURCHASE AGREEMENT, dated October 22, 2025 (this “Agreement”), among HLEND CLO 2023-1, LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), HPS Corporate Lending Fund (the “EU/UK Retention Holder”) and BofA Securities, Inc. (the “Initial Purchaser”).

WHEREAS, the Issuer intends to issue each class of securities set forth on Schedule A hereto (or, with respect to certain classes of securities, the Issuer alone) and, for purposes of this Agreement: (i) “Secured Notes” means, collectively, the classes of securities set forth on Schedule A hereto, and (ii) “Notes” means, the Secured Notes;

WHEREAS, the Issuer proposes to offer for sale the Notes to the following purchasers (each, an “Eligible Investor”):

(i) in the United States in private offerings solely to purchasers that are:

(A) “qualified institutional buyers” (“Qualified Institutional Buyers”) as that term is defined in Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) that are also “qualified purchasers” (“Qualified Purchasers”) as such term is defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), and the various rules relating thereto and promulgated thereunder for purposes of Section 3(c)(7) of the 1940 Act (each, a “QIB/QP”),

(B) solely in the case of Notes issued as Certificated Notes, either (i) institutional “accredited investors” meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D (“Regulation D”) under the Securities Act (“Institutional Accredited Investors”) that are also Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) (each, an “IAI/QP”) or (ii) “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) (“Accredited Investors”) who are also “knowledgeable employees” as such term is defined in Rule 3c-5(a)(4) of the 1940 Act (each an “AI/KE”) with respect to the Issuer; and

(ii) in offshore transactions to purchasers that are not “U.S. persons” as defined in, and in reliance on, Regulation S under the Securities Act (“Regulation S”);

WHEREAS, the Notes will be issued pursuant to an amended and restated indenture (the “Indenture”), dated as of October 22, 2025 (the “Refinancing Date”), between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), amending and restating in its entirety the Indenture dated as of October 5, 2023 (the “Original Closing Date”);

WHEREAS, the Secured Notes will be secured by a portfolio of loans primarily consisting of loans that have been transferred to the Issuer that were originated, acquired or purchased by the EU/UK Retention Holder and further sold and/or contributed by the EU/UK Retention Holder to HLEND CLO 2023-1 Investments, LLC, as depositor (the “Depositor”) and further sold and/or contributed by the Depositor to the Issuer, and certain other assets of the Issuer as provided in the Indenture, which assets will be managed by HPS Corporate Lending Fund, as

Collateral Manager (in such capacity, the “Collateral Manager”), pursuant to a Collateral Management Agreement dated as of the Original Closing Date, between the Collateral Manager and the Issuer, as amended and restated by the Amended and Restated Collateral Management Agreement, dated as of the Refinancing Date (the “Collateral Management Agreement”);

WHEREAS, pursuant to the second amended and restated sale and contribution agreement, dated as of the Refinancing Date (the “Master Transfer Agreement”), among the Issuer, the Depositor and the EU/UK Retention Holder, the EU/UK Retention Holder will sell, transfer, assign, contribute or otherwise convey to the Depositor, and the Depositor will further sell, transfer, assign, contribute or otherwise convey to the Issuer, in each case, under the Master Transfer Agreement (or under the Original Agreement (as defined in the Master Transfer Agreement)), without recourse, all of their respective right, title and interest the Collateral Obligations; and

WHEREAS, the Issuer has prepared and delivered to the Initial Purchaser for delivery to prospective investors in the Purchased Notes (as defined herein), preliminary offering circulars dated September 25, 2025 and October 9, 2025 (including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, collectively, the “Preliminary Offering Document”) and have prepared a final offering circular dated October 17, 2025 (including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, the “Final Offering Document” and together with the Preliminary Offering Document, the “Offering Document”), describing, among other things, the terms of the Notes, the Indenture, the Collateral, the Issuer, the offering of the Notes and certain investment considerations.

NOW IT IS HEREBY AGREED as follows (capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture):

1. Purchase of Notes; Appointment of Initial Purchaser. (a) On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties herein set forth, the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer, on the Refinancing Date, the aggregate principal amount of each Class of Notes specified on Schedule A hereto (the “Purchased Notes”), at a purchase price equal to the percentage of the principal amount of the Purchased Notes specified on Schedule A hereto, on a private placement basis pursuant to the exemption under Section 4(a)(2) of the Securities Act. The Issuer hereby appoints BofA Securities, Inc. as the Initial Purchaser, sole bookrunner and lead manager, and the Initial Purchaser hereby accepts such appointments. The Issuer acknowledges and agrees that the Initial Purchaser is not acting as initial purchaser with respect to any Notes that the Issuer offers and sells to AI/KEs. With respect to the Purchased Notes, the Issuer and the Initial Purchaser represents and agrees (with respect to itself) that it (and any other person or entity acting on its behalf, except that the Issuer makes no such representation to the Initial Purchaser) will have a reasonable belief on the Refinancing Date that the purchasers of the Purchased Notes (the “Original Purchasers”) are Eligible Investors of the type described in clauses (i)(A), (i)(B) and (ii) of the definition thereof. The Initial Purchaser will offer the Purchased Notes to the Original Purchasers at individually negotiated prices.

(b) The Notes sold hereby shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement.

(c) The Initial Purchaser shall have the right to reject, in whole or in part, any offer received by it to purchase Notes. Any such rejection by the Initial Purchaser shall not be deemed to be a breach of the agreements contained herein.

2. Closing. On the Refinancing Date, delivery of and payment for the Purchased Notes shall be made (a) in the case of the Global Notes, through the facilities of The Depository Trust Company (“DTC”) and (b) in the case of any Certificated Notes, at the offices of Cadwalader, Wickersham & Taft LLP at 200 Liberty Street, New York, New York 10281. On the Refinancing Date, (i) the Issuer shall accept payment for the Purchased Notes from the Initial Purchaser on behalf of the related Original Purchasers by wire transfer of Federal (same day) funds to a U.S. Dollar account designated by the Issuer, (ii) the Issuer shall cause the Global Notes to be delivered to the Trustee, as custodian for DTC and (iii) the Issuer shall cause any Certificated Notes offered and sold by the Issuer to be delivered in accordance with the written instructions received from the related Original Purchasers.

3. Fees and Expenses; Reimbursement. (a) The Issuer shall pay or cause to be paid the following: (i) a structuring fee and initial purchase commission to be paid in full on the Refinancing Date as set forth in that certain letter agreement dated as of October 9, 2025, as amended, between the Initial Purchaser and the Collateral Manager; (ii) all costs and expenses in connection with the preparation, printing, issuance, sale and delivery of the Notes, including any documentary stamp or similar issue tax; (iii) all fees, disbursements and expenses of the Issuer’s counsel and the EU/UK Retention Holder’s counsel, accountants and other advisers; (iv) all costs and expenses in connection with the preparation, production and distribution of each Preliminary Offering Document and the Final Offering Document, and any amendments and supplements thereto and revisions thereof, the Indenture, the Collateral Administration Agreement, the Collateral Management Agreement, the Master Transfer Agreement, the EU/UK Retention Agreement and the organizational or constitutional documents, as applicable, of the Issuer, this Agreement and all other documents relating to the issuance of the Notes (collectively, the “Transaction Documents”); (v) all fees and expenses of the Trustee and the Collateral Administrator; (vi) the cost of word processing and reproducing this Agreement, any blue sky and legal investment memoranda and any other agreements or documents in connection with the offering, purchase, sale and delivery of the Notes; (vii) all expenses in connection with the qualification of the Notes for offering and sale under applicable securities laws as provided in Section 5(b) hereof; (viii) [reserved]; (ix) all fees and expenses of the Collateral Manager; (x) all fees and expenses incurred in connection with the rating of the Secured Notes by the Rating Agency; (xi) [reserved]; and (xii) the fees and legal and other costs and expenses incurred by the Initial Purchaser in connection with the issuance of the Notes and the preparation and execution of this Agreement, the other Transaction Documents and any other agreements or documents in connection with the offering, sale or delivery of the Notes. The Issuer acknowledges and agrees that no portion of the structuring fee or initial purchase commission payable to the Initial Purchaser hereunder will be contingent upon an investment in the Notes by any particular investor.

(b) If the Purchased Notes are not delivered to the Initial Purchaser as contemplated by this Agreement for any reason other than the gross negligence or willful misconduct of the Initial Purchaser in the performance of its obligations hereunder, the Issuer agrees to reimburse the Initial Purchaser for all of its out-of-pocket expenses, including fees and disbursements of its counsel, reasonably incurred by the Initial Purchaser in connection with this Agreement and the transactions contemplated herein and in the Offering Document; provided that in such event, the Issuer shall be under no further liability to the Initial Purchaser except as provided in this Section 3 and Section 8 hereof.

4. Representations and Warranties. Each of the Issuer and the EU/UK Retention Holder (as to itself) hereby represents and warrants to, and agrees with, the Initial Purchaser that, as of the Refinancing Date:

(a) The Issuer has been duly organized and is validly existing under the laws of the State of Delaware and the EU/UK Retention Holder has been duly formed and is validly existing under the laws of the State of Delaware, and each (i) has the power and authority to own its assets, to create and issue the Notes to be issued by it (solely in the case of the Issuer) and to execute and deliver this Agreement and the other Transaction Documents to which it is party, to conduct its business as described in the Offering Document and to undertake and to perform the obligations expressed to be assumed by it herein and therein, (ii) has taken all necessary action to approve and to authorize the same and (iii) is lawfully qualified and is in good standing to do business in each jurisdiction in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects or financial condition of the Issuer or the EU/UK Retention Holder, as the case may be, and would not otherwise be material in the context of the issuance, offering and sale of the Notes (collectively, a “Material Adverse Effect”);

(b) This Agreement and each of the other Transaction Documents to which the Issuer or the EU/UK Retention Holder is a party has been duly authorized, executed and delivered by the Issuer and/or the EU/UK Retention Holder, as the case may be, and each such Transaction Document, when duly executed and delivered by the other parties thereto, is or will be a legal, valid and binding agreement of the Issuer and/or the EU/UK Retention Holder, as the case may be, enforceable against the Issuer or the EU/UK Retention Holder, as the case may be, in accordance with its terms subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles;

(c) On the Refinancing Date, the Notes will have been duly authorized by the Issuer and when the Purchased Notes are delivered to and paid for by the Initial Purchaser (for resale to the related Original Purchasers) in accordance with the Indenture and will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture, enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles;

(d) The authorized limited liability company membership interests of the Issuer are as described in the Offering Document and all of the Issuer’s authorized limited liability company membership interests have been validly issued and are fully paid;

(e) Neither the Issuer nor the EU/UK Retention Holder is in violation of its organizational or constitutional, as applicable, documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, trust deed, mortgage, lease or other agreement or instrument to which it is a party or by which it or its respective property is bound;

(f) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue, sale or delivery of the Notes or the performance by the Issuer and the EU/UK Retention Holder of their respective obligations thereunder, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery or performance by either the Issuer or the EU/UK Retention Holder of the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby, except for, in each case, those which have been duly made or obtained and are in full force and effect and such as may be required under state securities or blue sky laws in any jurisdiction in connection with the sale of the Notes and except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect;

(g) The Issuer possesses, and immediately after giving effect to the offer, sale and delivery of the Purchased Notes by the Issuer in the manner contemplated by this Agreement and the consummation of the other transactions contemplated by the Transaction Documents shall possess, all material licenses, certificates, authorizations and permits issued by, and has made, and immediately after giving effect to the offer, sale and delivery of such Notes by the Issuer in the manner contemplated by this Agreement and the consummation of the other transactions contemplated by the Transaction Documents shall have made, all declarations and filings with the appropriate federal, state, local or non-U.S. regulatory agencies or bodies which are necessary for the ownership of its respective properties or the conduct of its businesses as described in the Offering Document, except, in each case, where the failure to possess or make the same would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect, and the Issuer has not received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit shall not be renewed, except where such revocation, modification or non-renewal would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect;

(h) The execution and delivery by each of the Issuer and the EU/UK Retention Holder of the Transaction Documents to which it is a party and the performance by each of the Issuer and the EU/UK Retention Holder of their respective obligations under the Transaction Documents to which it is a party, the issuance of the Notes and the performance by the Issuer of its obligations thereunder and the consummation of the transactions by each of the Issuer and the EU/UK Retention Holder contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not (i) conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, the organizational documents of the Issuer or the EU/UK Retention Holder, as the case may be; (ii) conflict with or constitute a breach of any indenture, loan agreement, mortgage, trust deed, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound; or (iii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over it, or any of its respective properties, except for, in each case, such conflicts, breaches, defaults or infringements that would not have a Material Adverse Effect;

(i) The Offering Document, and any supplement or amendment to the Offering Document, is, as of the date thereof and as of the Refinancing Date, or will be, as of the date of its first use, as applicable, true and accurate in all material respects and does not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Offering Document, and any supplement or amendment to it, contains or will contain all information with regard to the Issuer and the Notes, as the case may be, which is material in the context of the issuance of the Notes, except that this representation and warranty shall not apply to statements in or omissions from the Offering Document (or any supplement or amendment thereto) based upon Initial Purchaser Information (as defined in Section 8(b) hereof) or to any information in the Preliminary Offering Document to the extent such information was superseded in the Final Offering Document;

(j) (a) There are no pending actions, suits or proceedings against or affecting the Issuer or to which any of its assets are subject, and to the best of the Issuer’s knowledge, no such suits or proceedings are threatened or contemplated and (b) there are no pending actions, suits or proceedings against or affecting the EU/UK Retention Holder or to which any of its assets are subject, in each case, which materially and adversely affect the EU/UK Retention Holder’s ability to perform its obligations hereunder and as EU/UK Retention Holder, and to the best of the EU/UK Retention Holder’s knowledge, no such suits or proceedings are threatened or contemplated;

(k) Except as disclosed in the Offering Document, the Issuer has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it. On each date on which the Issuer acquires property subject to the security interest granted pursuant to the Indenture to the Trustee for the benefit of the Secured Parties (such property, the “Collateral”): (i) the Issuer will have the power to grant a security interest in such Collateral and will have taken all necessary actions to authorize the granting of such security interest; (ii) the Issuer will be the sole owner of such Collateral, free and clear of any security interest, lien, encumbrance or other restrictions other than (A) the security interest granted pursuant to the Indenture and (B) liens expressly permitted by the Indenture; (iii) the Trustee will have a valid and perfected security interest in such Collateral (assuming that any central clearing corporation or any third-party securities intermediary or other entity not within the control of the Issuer gives the notices and takes the action required of it under relevant law for perfection of that interest), subject to no prior security interest, lien or encumbrance except for (A) the security interest granted pursuant to the Indenture and (B) liens expressly permitted pursuant to the Indenture; and (iv) the performance by the Issuer of its obligations under the Indenture will not result in the creation of any security interest, lien or other encumbrance on any Collateral other than (A) the security interest granted pursuant to the Indenture and (B) liens expressly permitted pursuant to the Indenture;

(l) No adverse selection procedures were used in selecting the Collateral Obligations from among the Collateral Obligations that meet the representations and warranties of the EU/UK Retention Holder contained in the Master Transfer Agreement and that are included in the Collateral;

(m) The Issuer has not taken, nor will take, directly or indirectly, any action prohibited by Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(n) No event has occurred which, had the Notes already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event of default or such other similar term howsoever used or defined in any Transaction Document;

(o) Neither it nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the State of Delaware;

(p) Based on the consideration of such factors as the Issuer and its counsel deem necessary or appropriate and based on the transfer restriction provisions set forth in the Indenture, the Issuer has a reasonable belief that the initial sales and subsequent transfers of the Notes shall be limited to persons who are Eligible Investors;

(q) No registration of the Notes under the Securities Act, and no qualification of the Indenture under the U.S. Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer, sale and initial resale of the Notes by the Initial Purchaser and its agents (if any) in accordance with this Agreement and as contemplated by the Transaction Documents;

(r) When the Notes are issued and delivered pursuant to this Agreement and the Indenture, none of the Notes will be of the same class (within the meaning of Rule 144A(d)(3)(i)) as securities that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(s) None of the Issuer, any of its affiliates or any Person acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

(t) None of the Issuer, the EU/UK Retention Holder, any of their respective affiliates (as that term is defined in Rule 501(b) of Regulation D (each, an “Affiliate”)) or any Person (other than the Initial Purchaser) acting on their behalf has engaged in any “directed selling efforts” (as that phrase is defined in Regulation S) with respect to the Notes, and the Issuer, the EU/UK Retention Holder, any of their respective Affiliates and any Person (other than the Initial Purchaser) acting on their behalf have complied with the applicable offering restrictions requirements of Regulation S. Neither the Issuer nor the EU/UK Retention Holder has entered into any contractual agreement with respect to the distribution of the Notes except for the arrangements with the Initial Purchaser hereunder and the subscription agreement to be executed by the purchaser of the Subordinated Notes (the “Issuer Purchase Agreement”);

(u) None of the Issuer, the EU/UK Retention Holder or any of their respective Affiliates has directly, or through any agent (other than the Initial Purchaser), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as that term is defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act or (ii) engaged, or will engage, in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Accordingly, the Issuer acknowledges that the Notes may not be offered or sold, directly or indirectly, and no offering circular or any advertisements in connection with the Notes may be distributed or published, in or from any country or jurisdiction except under circumstances that shall result in compliance with any applicable rules and regulations of any such country or jurisdiction;

(v) (i) None of the Issuer, the EU/UK Retention Holder (to the best of the EU/UK Retention Holder’s knowledge after due inquiry and investigation) or any of their Affiliates or any Person (other than the Initial Purchaser) acting on behalf of any of the foregoing is (x) an individual or entity currently the subject of any economic or financial sanctions, trade embargoes or other comprehensive prohibitions against transaction activity pursuant to anti-terrorism laws or export control laws imposed, administered or enforced from time to time (“Sanctions”) by any of (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom, (v) the respective governmental institutions of any of the foregoing including, without limitation, His Majesty’s Treasury, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State and any other agency of the U.S. government or (vi) any other governmental authority with jurisdiction over the Issuer or the EU/UK Retention Holder or any of their respective subsidiaries, Affiliates or representatives (“Sanctions Authority”) or (y) under investigation for any Sanctions violations and (ii) neither the Issuer nor the EU/UK Retention Holder (to the best of the EU/UK Retention Holder’s knowledge after due inquiry and investigation) is located, organized or resident in a country or territory that is the subject of comprehensive country-wide or territory-wide Sanctions (any such country or territory, a “Sanctioned Country”) and has not funded any of its obligations under the Transaction Documents with proceeds derived from dealings that would be prohibited by Sanctions;

(w) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act), contained in either the Preliminary Offering Document or the Final Offering Document has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(x) Neither the Issuer nor the pool of Assets is required, and neither will be required as a result of the offer and sale of the Notes and the application of the net proceeds thereof as described in the Offering Document and as contemplated by the Transaction Documents, to register as an “investment company” (as that term is defined in the 1940 Act), and the Issuer is not “controlled” by an “investment company” (each such term as defined in the 1940 Act) and the Issuer will not issue any securities other than those described in the Offering Document, or other than its membership interests, as the case may be;

(y) (i) The purchase and sale of the Purchased Notes pursuant to this Agreement, including the determination of the offering price of such Purchased Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchaser, on the other hand, and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as the initial purchaser of the Purchased Notes and the Initial Purchaser is not the financial advisor, agent (except to the extent provided in this Agreement) or fiduciary of either the Issuer or the EU/UK Retention Holder or any of their respective Affiliates, stockholders, creditors or employees or any other party; (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Issuer or the EU/UK Retention Holder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Issuer or the EU/UK Retention Holder on other matters) and the Initial Purchaser has no obligation to either the Issuer or the EU/UK Retention Holder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer or the EU/UK Retention Holder and the Initial Purchaser has no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer and the EU/UK Retention Holder have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate;

(z) The Issuer has authorized (through its counsel’s provision of final versions thereof to the Initial Purchaser) the Initial Purchaser to use the Offering Document in connection with the offer and resale of the Purchased Notes;

(aa) Since the dates as of which information is given in the Offering Document, except as stated therein or contemplated thereby, (i) there has been no event or development (other than any decline in the value of the Collateral), involving either the Issuer or the EU/UK Retention Holder that has resulted, or can reasonably be expected to result, in a Material Adverse Effect, (ii) there have been no transactions entered into by either the Issuer or the EU/UK Retention Holder, other than those in the ordinary course of business, which are material with respect to the Issuer’s, or which materially and adversely affect the EU/UK Retention Holder’s ability to perform its obligations hereunder and as EU/UK Retention Holder, as the case may be, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Issuer; and

(bb) The Issuer has given a written representation and undertaking to the Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) with respect to the Secured Notes rated by such Rating Agency, and it has complied with each such representation and undertaking.

Each of the Issuer and the EU/UK Retention Holder acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7 hereof, counsel to the Issuer and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

5. Undertakings by the Issuer. Each of the Issuer and the EU/UK Retention Holder agrees with the Initial Purchaser as follows:

(a) The Issuer shall advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, of the issuance by any state securities commission or any other applicable federal or state regulatory authority of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(b) hereof, or the initiation or threat of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose. The Issuer shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or blue sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or blue sky laws, the Issuer shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) Prior to the completion of the distribution of the Notes (as determined by the Initial Purchaser), the Issuer and the EU/UK Retention Holder shall cooperate with, and promptly take such action as directed by, the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of, or a notice or exemption filing for, the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchaser may request and to continue such registration, qualification, notice or exemption filing in effect so long as required and to file such consents to service of process or other documents as may be necessary in order to effect such registration, qualification, notice or exemption filing; provided that neither Issuer nor the EU/UK Retention Holder the shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Offering Document, in any jurisdiction in which it is not now so subject.

(c) Each of the Issuer and the EU/UK Retention Holder shall use its reasonable best efforts to obtain on or prior to the Refinancing Date all governmental authorizations required in connection with the issuance and sale of the Notes to be issued on such date and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party, and to cause such authorizations to be continued in effect so long as any of the Notes remain outstanding; provided that neither the Issuer nor the EU/UK Retention Holder shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Offering Document, in any jurisdiction in which it is not now so subject.

(d) The Issuer shall furnish to the Initial Purchaser without charge, as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Purchased Notes, as many copies of the Offering Document and of any amendments or supplements thereto as the Initial Purchaser may reasonably request.

(e) If at any time prior to the completion of the distribution of the Purchased Notes (as determined by the Initial Purchaser), any event occurs as a result of which the Final Offering Document as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer and the EU/UK Retention Holder shall promptly so notify the Initial Purchaser and, upon the request of the Initial Purchaser, the Issuer shall prepare and furnish to the Initial Purchaser, subject to prior review by the Initial Purchaser as provided by paragraph (h) of this Section 5, a reasonable number of copies of an amendment or supplement to the Final Offering Document that shall correct such statement or omission.

(f) Neither the Issuer nor the EU/UK Retention Holder shall publish any amendment or supplement to the Final Offering Document unless a copy has been furnished to the Initial Purchaser for its review, and neither the Issuer nor the EU/UK Retention Holder shall publish any such proposed amendment or supplement to which the Initial Purchaser reasonably objects unless counsel to the Issuer advises the Issuer, in a written opinion, with a copy to the Initial Purchaser, that (i) without such proposed amendment or supplement the Final Offering Document, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer.

(g) None of the Issuer, the EU/UK Retention Holder, or any of their respective Affiliates or any Person acting on their behalf shall engage in any “directed selling efforts” (as that phrase is defined in Regulation S) with respect to the Notes, and the Issuer, the EU/UK Retention Holder, their respective Affiliates and each Person acting on their behalf shall comply with the applicable offering restrictions requirements of Regulation S.

(h) It, its Affiliates and any Person acting on behalf of the foregoing shall comply in all respects with all applicable economic sanctions, anti-money laundering laws and anti-bribery laws.

(i) The Issuer shall promptly prepare, upon the reasonable request of the Initial Purchaser, any amendments of or supplements to the Final Offering Document that in the opinion of the Initial Purchaser may be reasonably necessary to enable the Initial Purchaser to continue to sell Purchased Notes, subject to the approval of the Initial Purchaser’s counsel.

(j) Neither the Issuer nor the EU/UK Retention Holder shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which is substantially similar to any of the Notes the result of which would cause the offer and sale of the Notes pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act or Rule 144A or Regulation S thereunder.

(k) Neither the Issuer nor the EU/UK Retention Holder shall publish or disseminate to the public any material in connection with the offering of the Notes unless the Initial Purchaser shall have consented to the publication or use thereof.

(l) At all times during the period commencing on the date hereof and ending on the earliest to occur of (i) the completion of the distribution of the Notes (as determined by the Initial Purchaser) and (ii) the termination of this Agreement in accordance with Section 9 hereof, the Issuer and the EU/UK Retention Holder shall extend, and shall use best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer, the EU/UK Retention Holder and/or the Collateral Manager concerning their business, management and financial affairs, and the Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Document, to the extent the Issuer, the EU/UK Retention Holder or the Collateral Manager, as the case may be, possesses the same or can acquire it without unreasonable effort or expense; provided that the Issuer and the EU/UK Retention Holder shall permit representatives of the Initial Purchaser to be present at, or participate in, any meeting or telephone conference between the Issuer or the EU/UK Retention Holder, as the case may be, or the Collateral Manager, and any prospective investor identified by the Initial Purchaser, and shall give the Initial Purchaser reasonable notice thereof, and neither the Issuer nor the EU/UK Retention Holder shall furnish any such written information to any such prospective investor without first giving the Initial Purchaser a reasonable opportunity to review and comment on such information.

(m) So long as any of the Notes remain outstanding, and at any time that the Issuer is not subject to Section 13 or Section 15 of the Exchange Act, the Issuer shall make available to any holder of Notes in connection with any sale thereof, and any prospective purchaser of any such Notes from such holder, the information (“Rule 144A Information”) required by Rule 144A(d)(4) under the Securities Act.

(n) Neither the Issuer nor the EU/UK Retention Holder shall solicit any offer to buy from or offer to sell to any Person any Purchased Notes, except as contemplated by this Agreement.

(o) Neither the Issuer nor the EU/UK Retention Holder shall solicit any offer to buy, offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(p) The Issuer shall comply with all of its respective covenants contained herein, in the Indenture and each other Transaction Document to which it is a party or by which it is bound.

(q) Neither the Issuer nor the EU/UK Retention Holder shall enter into any contractual agreement with respect to the distribution of the Purchased Notes except for this Agreement and, in the case of the Issuer, the Issuer Purchase Agreement.

(r) The Issuer shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Offering Document.

(s) The Issuer shall cooperate with the Initial Purchaser and use its best efforts to permit the Global Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(t) The Issuer will comply with the representations made by it to the Rating Agency in accordance with paragraph (a)(3)(iii) of Rule 17g-5 with respect to the Secured Notes rated by such Rating Agency.

(u) [Reserved].

(v) In the case of the Issuer, it shall provide instructions to DTC that it take the following (or similar) actions with respect to the Global Notes eligible to be transferred pursuant to Rule 144A (the “Rule 144A Global Notes”) to:

(i) ensure that all CUSIP numbers identifying the Rule 144A Global Notes have a “fixed field” attached thereto that contain “3c7” and “144A” indicators;

(ii) indicate by means of the marker “3c7” in the DTC 20-character security descriptor and the DTC 48-character additional descriptor that sales are limited to QIB/QPs;

(iii) where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, print the 20-character security descriptor on it; where the DTC deliver order ticket is electronic, employ a “3c7” indicator and make a user manual containing a description of the relevant restriction available to participants;

(iv) ensure that DTC’s Reference Directory contains an accurate description of the restrictions on the holding and transfer of the Rule 144A Global Notes due to the Issuer’s reliance on the exclusion to registration provided by Section 3(c)(7) of the U.S. Investment Company Act;

(v) send an “Important Notice” outlining the Section 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering;

(vi) ensure that DTC’s Reference Directory includes each Class of Rule 144A Global Notes (and the applicable CUSIP numbers for such Notes) in the listing of Section 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Rule 144A Global Notes; and

(vii) deliver to the Issuer a list of all DTC participants holding an interest in the Rule 144A Global Notes.

(w) In the case of the Issuer, it shall provide instructions to Bloomberg LP that it take the following (or similar) actions with respect to any Bloomberg screen containing information about the Rule 144A Global Notes:

(i) the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes shall state: “Iss’d Under 144A/3c7”;

(ii) the “Security Display” page shall have the flashing red indicator “See Other Available Information”;

(iii) the indicator shall link to the “Additional Security Information” page, which shall state that the Rule 144A Global Notes “are being offered to persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the U.S. Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)”; and

(iv) a statement on the “Disclaimer” page for the Rule 144A Global Notes shall appear that such Notes will not be and have not been registered under the U.S. Securities Act, that the Issuer has not been registered under the U.S. Investment Company Act and that the Rule 144A Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the U.S. Investment Company Act.

(x) In the case of the Issuer, it shall provide instructions to Reuters that it take the following (or similar) actions with respect to the Rule 144A Global Notes:

(i) a “144A – 3c7” notation shall be included in the security name field at the top of the Reuters Instrument Code screen;

(ii) a <144A3c7Disclaimer> indicator shall appear on the right side of the Reuters Instrument Code screen; and

(iii) a link from such <144A3c7Disclaimer> indicator to a disclaimer screen shall contain the following language: “These Notes may be sold or transferred only to Persons who are both (i) qualified institutional buyers, as defined in Rule 144A under the U.S. Securities Act, and (ii) qualified purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act”.

(y) In the case of the Issuer, it shall give direction to any third-party vendor, of which it is aware, to ensure that any other third-party vendor screens containing information about the Rule 144A Global Notes, substantially similar to the information set forth in clauses (i) through (iii) of Section 5(x).

6. Offering Restrictions. (a) The Initial Purchaser represents and agrees that it has not offered or sold, and it will not offer or sell, the Purchased Notes to any person who is not an Eligible Investor meeting the requirements of clauses (i)(A), (i)(B) and (ii) of the definition thereof.

(b) The Initial Purchaser represents and warrants that it is (i) an Institutional Accredited Investor and (ii) a QIB/QP.

(c) The Initial Purchaser represents that it has not solicited any offer to buy or offered, and agrees that it will not solicit any offer to buy or offer, the Purchased Notes by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act).

(d) The Initial Purchaser represents that it has not engaged and agrees that it, its affiliates and any person acting on its or their behalf, will not engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Purchased Notes, and that it has complied and will comply with the applicable offering restriction requirements of Regulation S.

(e) The Initial Purchaser represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(f) The Initial Purchaser represents that it will comply with all requirements of U.S. federal and state law, and all regulatory rules and procedures with respect to anti-money laundering obligations and know your customer obligations as they relate to the offer and sale of the Purchased Notes, including without limitation, applicable rules and regulations under the USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended).

(g) The Initial Purchaser acknowledges and agrees that any purchases, placements and resales of the Purchased Notes by it are restricted as described under “Transfer Restrictions” in the Offering Document and the Indenture.

(h) The Initial Purchaser represents and agrees that it is not a retirement plan or other plan that is subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any entity whose underlying assets include “plan assets” by reason of such plan investment in the entity, or a governmental, church non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

(i) The Initial Purchaser represents and agrees that: (i) the Offering Document has not, and no prospectus or other disclosure document in relation to the Notes has been, lodged with or registered by the Australian Securities and Investments Commission (“ASIC”); and (ii) it has not offered for subscription or purchase or issued invitations to subscribe for or buy, or made or invited applications for an offer of the Notes for issuance, sale or purchase, nor has it sold the Notes, and it will not offer for subscription or purchase or issue invitations to subscribe for or buy, or make or invite applications for an offer of the Notes for issuance, sale or purchase, nor will it sell the Notes, and it has not distributed and will not distribute any draft, preliminary or definitive offering memorandum or circular, advertisement or other offering material relating to the Notes (including the Offering Document), in each such case in the Commonwealth of Australia, its territories or possessions, unless (A) the minimum aggregate consideration payable by each offeree is a minimum amount of A$500,000 (calculated in accordance with section 708(9) of the Corporations Act and Regulation 7.1.18 of the Corporations Regulations 2001(Cth)) or the offer, invitation or issue is otherwise an offer, invitation or issue for which no disclosure is required pursuant to Part 6D.2 of the Corporations Act; (B) the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act; and (C) the offer, invitation or distribution complies with all applicable laws, regulations and directives (including, without limitation, the licensing in Chapter 7 of the Corporations Act 2001 (Cth)) and does not require any document to be lodged with ASIC.

(j) The Initial Purchaser represents and agrees that (i) the Notes may only be offered in the Republic of Austria in compliance with the provisions of the Austrian Capital Market Act and other laws applicable in the Republic of Austria governing the offer and sale of the Notes in the Republic of Austria; and (ii) the recipients of the Offering Document and other selling material in respect of the Notes have been individually selected and identified before the offer being made and are targeted exclusively on the basis of a private placement; and (iii) the Notes have not been, must not be and are not being offered or advertised publicly or offered similarly under either the Austrian Capital Market Act, the Investment Funds Act or any other securities regulation in Austria; and (iv) any offers of the Notes have not been made and no offer of the Notes will be made to any persons other than the recipients to whom the Offering Document is personally addressed.

(k) The Initial Purchaser represents and agrees that any offer, or any actions which could be deemed an offering according to the Swedish Financial Instruments Act, performed by the Initial Purchaser has been made and will be made in accordance with the relevant exemptions under the Swedish Financial Instruments Act, in order to ensure that no Notes are offered or sold in such a manner that would require the registration of a prospectus by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Act.

(l) The Initial Purchaser represents and agrees that:

(i) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Purchased Notes to any EEA Retail Investor in the European Economic Area. For the purposes of this provision:

(A) the expression “EEA Retail Investor” means a person who is one (or more) of the following:

(1) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(2) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(3) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129; and

(B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes;

(ii) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any UK Retail Investor in the UK. For the purposes of this provision:

(A) the expression “UK Retail Investor” means a person who is one (or more) of the following:

(1) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(2) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(3) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes;

(iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(iv) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(m) At or prior to confirmation of sale of any Notes in reliance on Regulation S, it will have sent to each distributor, dealer or other person to which it sells such Notes during the distribution compliance period (as defined in Regulation S) a written confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been and will not be registered under the U.S. Securities Act and may not be offered, sold, resold, delivered or transferred within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the Refinancing Date and the commencement of the offering of the Notes, except in accordance with Regulation S or Rule 144A under the U.S. Securities Act. Terms used above have the meanings given to them by Regulation S under the U.S. Securities Act.”

7. Conditions Precedent. The obligations of the Initial Purchaser hereunder shall be subject to the accuracy of the representations and warranties of the Issuer and the EU/UK Retention Holder contained herein as of the Refinancing Date, to the accuracy of the statements of the Issuer and the EU/UK Retention Holder made in any certificates delivered pursuant hereto on such date, to the performance by the Issuer and the EU/UK Retention Holder of their respective obligations hereunder and to the following additional conditions:

(a) Each of the Issuer and the EU/UK Retention Holder shall have obtained all governmental authorizations required in connection with the issuance and sale of the Notes and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party.

(b) The Issuer and the EU/UK Retention Holder shall have furnished to the Initial Purchaser a certificate of the Issuer or the EU/UK Retention Holder, as the case may be, signed by a director or manager of the Issuer or the EU/UK Retention Holder, as the case may be, dated the Refinancing Date, to the effect that:

(i) such director or manager has examined the Offering Document, the Indenture and this Agreement;

(ii) in the opinion of the Issuer and the EU/UK Retention Holder (as applicable) the information in the Final Offering Document (other than (A) the Collateral Manager Information (as defined in the Final Offering Document) and (B) the Initial Purchaser Information), as of the date thereof (including as of the date of any supplement thereto on or prior to the date of the certificate) and as of the Refinancing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the representations and warranties of the Issuer and the EU/UK Retention Holder, as the case may be, in the Indenture and this Agreement are true and correct in all material respects on and as of the Refinancing Date with the same effect as if made on the Refinancing Date; and

(iv) the Issuer and the EU/UK Retention Holder, as the case may be, has performed all its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Refinancing Date.

(c) The Issuer shall have furnished to the Initial Purchaser the opinions of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Issuer, and of Richards, Layton & Finger, P.A., Delaware counsel to the Issuer, dated the Refinancing Date and in form and substance satisfactory to the Initial Purchaser.

(d) The Trustee shall have furnished to the Initial Purchaser the opinion of Nixon Peabody LLP, counsel to the Trustee dated the Refinancing Date and in form and substance satisfactory to the Initial Purchaser.

(e) The EU/UK Retention Holder and the Collateral Manager shall have furnished to the Initial Purchaser the opinion of Dechert LLP, counsel to the EU/UK Retention Holder and the Collateral Manager, dated the Refinancing Date and in form and substance satisfactory to the Initial Purchaser.

(f) [Reserved].

(g) The conditions precedent to the performance by the Issuer of its obligations under the Indenture shall have been satisfied.

(h) The Issuer shall have furnished to the Initial Purchaser the negative assurance letter of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Issuer, dated the Refinancing Date and in form and substance satisfactory to the Initial Purchaser.

(i) The Collateral Manager shall have furnished to the Initial Purchaser the negative assurance letter of Dechert LLP, counsel to the Collateral Manager, dated the Refinancing Date and in form and substance satisfactory to the Initial Purchaser.

(j) Subsequent to the date as of which information is given in the Offering Document, (i) there shall not have occurred any change, or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuer or the EU/UK Retention Holder and (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Issuer or the EU/UK Retention Holder, the effect of which, in any case is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Offering Document or this Agreement.

(k) On the Refinancing Date, the Transaction Documents shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Initial Purchaser, the Initial Purchaser shall have received a counterpart, conformed as executed, of such documents and such documents shall be in full force and effect.

(l) On the Refinancing Date, the Initial Purchaser shall have received satisfactory evidence that each of the Collateral Obligations pledged to the Trustee for inclusion in the Collateral has been delivered or transferred (or will be delivered or transferred) to the Trustee (or its agent) in accordance with the terms of the Indenture.

(m) On the Refinancing Date, the Initial Purchaser shall have received evidence of payment in immediately available funds of the expenses described in Section 3 hereof.

(n) On the Refinancing Date, the Initial Purchaser shall have received satisfactory evidence that the Rating Agency has assigned its ratings to each Class of Secured Notes as set forth in the Final Offering Document.

(o) The Collateral Manager shall have furnished to the Initial Purchaser a certificate, dated the Refinancing Date, signed by a senior executive officer of the Collateral Manager certifying that:

(i) the Collateral Manager has examined the Final Offering Document;

(ii) in the opinion of the Collateral Manager, the Collateral Manager Information (as defined in the Final Offering Document), as of the date thereof (including as of the date of any supplement thereto on or prior to the date of the certificate) and as of the Refinancing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iii) as of the Refinancing Date, to the best of its knowledge, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Offering Document or on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Collateral Management Agreement.

(p) Prior to the Refinancing Date, the Issuer and the EU/UK Retention Holder shall furnish to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if the representations in Section 4 contain any inaccuracies, or if any of the opinions and certificates referred to in or contemplated by this Agreement shall not be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled by the Initial Purchaser at, or at any time prior to, the Refinancing Date. Notice of such cancellation shall be given to the Issuer and the EU/UK Retention Holder in writing or by telephone or facsimile confirmed in writing.

8. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser or such affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is connected with the consummation of the transactions contemplated by the Preliminary Offering Document or the Final Offering Document or the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement or the Transaction Documents, including, without limitation, any such loss, claim, damage, liability or expense which arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) in whole or in part, any inaccuracy in the representations and warranties of the Issuer or the EU/UK Retention Holder contained herein; (iii) in whole or in part, any failure of the Issuer to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above; and to reimburse the Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser ) as such expenses are reasonably incurred by the Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided that the foregoing indemnity agreement shall not apply, with respect to the Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Initial Purchaser Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer may otherwise have.

(b) The Initial Purchaser agrees to indemnify and hold harmless the Issuer and the EU/UK Retention Holder, their respective directors or managers and each person, if any, who controls the Issuer or the EU/UK Retention Holder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, the EU/UK Retention Holder or any such director, manager or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Document (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Document (or any amendment or supplement thereto), in reliance upon and in conformity with the Initial Purchaser Information; and to reimburse the Issuer, the EU/UK Retention Holder and each such director, manager or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuer, the EU/UK Retention Holder or such director, manager or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Issuer and the EU/UK Retention Holder hereby acknowledges and agrees that the only information that has been furnished to the Issuer and the EU/UK Retention Holder by or on behalf of the Initial Purchaser expressly for use in the Offering Document (or any amendment or supplement thereto) are (i) its name and address and (ii) information relating to the Initial Purchaser in the “Plan of Distribution” section of the Final Offering Document (collectively, the “Initial Purchaser Information”). The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchaser may otherwise have.

(c) The EU/UK Retention Holder agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, managers, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act and against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser or such affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the EU/UK Retention Holder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Document (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Document (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding the EU/UK Retention Holder and provided by or on behalf of the EU/UK Retention Holder expressly for use in the Offering Document, excluding, however, indemnified amounts (a) in respect of any Transferred Asset (as defined in the Master Transfer Agreement) due to the related obligor’s creditworthiness, as applicable, (b) in respect of non-payment by any obligor on any of an amount due and payable with respect to a Transferred Asset and (c) resulting from the performance or non-performance of the Transferred Assets, including any loss in value thereon.

(d) Notwithstanding anything herein to the contrary, in no event and under no circumstances shall the Issuer or the EU/UK Retention Holder be responsible hereunder to indemnify any Person for any loss, claim, damage or liability (including any actions, investigations or proceedings in respect thereof) finally adjudged by a court of competent jurisdiction to have arisen out of or resulted primarily from the gross negligence, fraud or willful misconduct of such Person or such Person’s affiliates, directors, officers, partners, agents and employees.

(e) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Initial Purchaser (in the case of counsel representing the Initial Purchaser or its related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(f) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(g) If the indemnification provided for in this Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the EU/UK Retention Holder, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Purchased Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and/or the EU/UK Retention Holder, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the EU/UK Retention Holder shall be deemed to be equal to the total net proceeds from the sale of the Purchased Notes hereunder (before deducting expenses), including the amount (immediately prior to retirement) of any liabilities retired in exchange for the Purchased Notes sold hereunder, and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions or fees received by the Initial Purchaser from the Issuer in connection with the purchase of the Purchased Notes hereunder. The relative fault of the Issuer and/or the EU/UK Retention Holder, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuer and/or the EU/UK Retention Holder, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in this Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(g); provided that no additional notice shall be required with respect to any action for which notice has been given under this Section 8 for purposes of indemnification.

The Issuer, the EU/UK Retention Holder and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(g) were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(g).

Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to make contributions hereunder that in the aggregate exceed the amount by which (a) the sum of, without duplication, (i) any purchase discount, commission or fee applicable to the Purchased Notes purchased by the Initial Purchaser hereunder plus (ii) the excess of the total price at which the Purchased Notes are sold to investors by the Initial Purchaser over the price paid by the Initial Purchaser to the Issuer for the Purchased Notes exceeds (b) the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay in respect of the same or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(g), each director, officer and employee of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Issuer, and each person, if any, who controls the Issuer within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer.

9. Termination. The Initial Purchaser, in its absolute discretion, by notice to the Issuer and the EU/UK Retention Holder, may terminate this Agreement at any time prior to delivery of and payment for the Purchased Notes if, prior to such time, (i) either the Issuer or the EU/UK Retention Holder shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto; (ii) trading generally shall have been suspended or limited or minimum prices shall have been established on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity (including, without limitation, a terrorist attack), or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchaser is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes in the manner and on the terms described in the Offering Document or to enforce contracts for the sale of securities; (v) any federal or state statute, regulation, rule or order of any court or other governmental authority shall have been enacted or published or promulgated which, in the opinion of the Initial Purchaser, materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Issuer or the EU/UK Retention Holder; or (vi) the Issuer shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchaser may interfere materially with the conduct of the business and operations of the Issuer regardless of whether or not such loss shall have been insured.

Any termination pursuant to this Section 9 shall be without liability on the part of (i) the Issuer to the Initial Purchaser, except that the Issuer shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to Section 3 hereof, (ii) the Initial Purchaser to the Issuer, or (iii) any party hereto to any other party except that the provisions of Section 8 hereof shall at all times be effective and shall survive any termination of this Agreement.

10. [Reserved].

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements set forth in or made by or on behalf of the Issuer, the EU/UK Retention Holder and the Initial Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer and the EU/UK Retention Holder, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Initial Purchaser or any officer, director, employee or controlling Person of the Initial Purchaser) regardless of the completion of the arrangements for the purchase and issuance of the Notes or any investigation made by or on behalf of the Initial Purchaser. The provisions of Sections 3, 8, 13, 14, 15 and 20 hereof shall survive the termination or cancellation of this Agreement.

12. Notices.

(a) Any notice or communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

HLEND CLO 2023-1, LLC

c/o HPS Corporate Lending Fund

40 West 57th Street

New York, NY 10019

Attention: General Counsel

Email: legal-review@hpspartners.com

in the case of notices to the EU/UK Retention Holder, to it at:

HPS Corporate Lending Fund

40 West 57th Street

New York, NY 10019

Attention: General Counsel

Email: legal-review@hpspartners.com

in the case of notices to the Initial Purchaser, to it at:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Telephone Number: (212) 230-9620

Email: dg.baml_clo@baml.com

Attention: Global Credit and Special Situations Structured Products Group

with a copy to:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Email: dg.legal_notices_mlpfs@baml.com

Attention: Legal Department

(b) Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of facsimile, at the time of dispatch and, in the case of email, at the time of receipt.

(c) Any communication by facsimile shall be confirmed by mail but failure to send or receive the letter of confirmation shall not invalidate the original communication.

(d) Notwithstanding the foregoing, any notice or other communication to be provided by the Initial Purchaser pursuant to this Agreement shall be effective when sent to the address of the Issuer and/or the EU/UK Retention Holder (as applicable) provided in Section 12(a) without regard to the delivery to any other persons required to be copied on distributions to the Issuer or the EU/UK Retention Holder (as applicable). Any failure by the Initial Purchaser to provide copies to such other entities or persons shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice or communication or the matters set forth therein.

13. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS (WHETHER IN CONTRACT, TORT OR OTHERWISE) BY THE LAWS OF THE STATE OF NEW YORK.

14. Jurisdiction; Judgment Currency. (a) Each of the Issuer and the EU/UK Retention Holder hereby irrevocably submits, to the extent permitted by applicable law, to the exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement, the Offering Document or the Notes, and the Issuer, the EU/UK Retention Holder and the Initial Purchaser hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any of such courts. To the fullest extent permitted by applicable law, each of the Issuer and the EU/UK Retention Holder agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law. Pursuant to the Indenture on the Original Closing Date, the Issuer has irrevocably designated and appointed an agent to receive service of process in any proceedings in the City and County of New York; provided that failure to deliver a copy of any service of process to the Issuer or in care of the Issuer shall not affect the validity or effectiveness of any such service of process. The Issuer agrees that service of process on the aforementioned agent or service of process on the Issuer in any other manner permitted by law shall be deemed in every respect effective service of process.

(b) To the extent that the Issuer, the EU/UK Retention Holder or the Initial Purchaser has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

(c) The Issuer, the EU/UK Retention Holder and the Initial Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.

(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be at the rate at which in accordance with normal banking procedures the Initial Purchaser could purchase U.S. Dollars with such other currency in the City of New York on the Business Day preceding that on which final judgment is given. The obligations of the Issuer or the EU/UK Retention Holder in respect of any sum due from them to the Initial Purchaser shall, notwithstanding any judgment in a currency other than U.S. Dollars, not be discharged until the first Business Day, following receipt by the Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchaser may, in accordance with normal banking procedures, purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Initial Purchaser hereunder, each of the Issuer and the EU/UK Retention Holder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Initial Purchaser against such loss.

15. No Bankruptcy Petition/Limited Recourse. (a) Each of the Initial Purchaser and the EU/UK Retention Holder covenants and agrees that, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all the Notes issued by the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer or any Issuer Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law in any jurisdiction.

(b) Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited-recourse obligations payable solely from the Collateral Obligations and all other Collateral pledged by the Issuer pursuant to the Indenture in accordance with the terms of the Indenture and following realization thereof and reduction thereof to zero, all payment obligations of and all claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against any employee, agent, officer, partner, member, shareholder, manager or director of any party hereto (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.

16. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligations hereunder.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic portable document file (.pdf) shall be as effective as delivery of a manually executed counterpart of this Agreement.

18. Power of Attorney. If this Agreement is executed by or on behalf of any party hereto by a Person acting under a power of attorney given by such party, such Person hereby states that at the time of execution hereof such Person has no notice of revocation of the power of attorney by which such Person has executed this Agreement as such attorney.

19. Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, inoperative, illegal or unenforceable because it conflicts with any provisions of any constitution, statute or rule of public policy, all other provisions of this Agreement will be given effect separately from the provisions determined to be invalid, inoperative, illegal or unenforceable and shall not be affected thereby.

20. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, the EU/UK Retention Holder and the Initial Purchaser with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been entered into on the date first set forth above.

HLEND CLO 2023-1, LLC, as Issuer

By: HPS Corporate Lending Fund, its Manager

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Managing Director

HPS CORPORATE LENDING FUND, as EU/UK Retention Holder

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Managing Director

BofA SECURITIES, INC., as Initial Purchaser

By:	/s/ Edward Tang
Name: Edward Tang
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Principal Amount of Notes to be Purchased

Class of Notes	Purchased Notes Aggregate Principal Amount		Purchase Price (as a percentage of the Aggregate Principal Amount of the Purchased Notes)	Purchase Price
Class A-1-R Notes	U.S.$	493,000,000	100%	U.S.$	493,000,000
Class A-2-R Notes	U.S.$	34,000,000	100%	U.S.$	34,000,000
Class B-R Notes	U.S.$	51,000,000	100%	U.S.$	51,000,000
Total:				U.S.$	578,000,000

A-1